UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): November 18, 2010
Chico’s FAS, Inc.
(Exact Name of Registrant as Specified in its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

1-16435	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33966

(Address of Principal Executive Offices)	(Zip code)
(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 23, 2010, Chico’s FAS, Inc. (the “Company”) issued a press release announcing that it has appointed Stephen E. Watson to its Board of Directors, effective November 18, 2010, increasing the total number of Board seats from eight to nine. Mr. Watson will serve as a Class I director until the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”). The Board will recommend that Mr. Watson stand for election at the 2011 Annual Meeting. Neither Mr. Watson nor any related person of Mr. Watson has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. Mr. Watson will be compensated as a non-employee director in accordance with the Company’s non-employee director compensation policies as described in the Company’s 2010 Proxy Statement. Mr. Watson will serve on the Audit and Compensation and Benefits Committees.
     A copy of the press release issued on November 23, 2010 is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit 99.1	Chico’s FAS, Inc. Press Release dated November 23, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: November 23, 2010	By:	/s/ Kent A. Kleeberger
Kent A. Kleeberger, Executive Vice President —
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Chico’s FAS, Inc. Press Release dated November 23, 2010

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